Exhibit 99.2

NEWS RELEASE

For Immediate Release:	For Further Information Contact:
January 4, 2016	Media: www.CBI.com
Investors: Christi Thoms-Knox +1 832 513 1200

CB&I Completes Sale of Nuclear Construction Business to Westinghouse

THE WOODLANDS, Texas - Jan. 4, 2016 - CB&I (NYSE:CBI) today announced it has completed the sale of its nuclear construction business to Westinghouse Electric Company LLC effective Dec. 31, 2015.
“We have completed all of the required closing requirements and have transferred total responsibility for the Stone & Webster nuclear construction business to Westinghouse, as defined in the purchase agreement,” said Philip K. Asherman, CB&I’s President and Chief Executive Officer. “Our focus will be on continued growth and improved cash flows from CB&I's solid backlog and integrated business model.”
About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world. With 125 years of experience and the expertise of approximately 54,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.
Important Information For Investors And Shareholders
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as “achieve,” “forecast,” “plan,” “propose,” “strategy,” “envision,” “hope,” “will,” “continue,” “potential,” “expect,” “believe,” “anticipate,” “project,” “estimate,” “predict,” “intend,” “should,” “could,” “may,” “might” or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2014, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.